Exhibit 4

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of June 17, 2014 among U.S. BANK NATIONAL ASSOCIATION (“Trustee”), as Trustee under the Indenture referred to below, ACADIA HEALTHCARE COMPANY, INC., a Delaware corporation (the “Company”) and each of the guarantors party hereto (the “Guarantors”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended from time to time, the “Indenture”), dated as of November 1, 2011 providing for the issuance of 12.875% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Company wishes to obtain certain secured debt (the “New Debt”) which would cause the Secured Leverage Ratio of the Company to exceed the threshold of 3.0 to 1.0 that is currently permitted under clause (29) of the definition of “Permitted Liens” in the Indenture, and therefore the Company desires to amend the Indenture to increase the Secured Leverage Ratio to 3.5 to 1.0 in the definition of “Permitted Liens” (the “Proposed Amendment”);

WHEREAS, the Guarantors will benefit directly or indirectly from the incurrence of the New Debt and therefore also desire to effectuate the Proposed Amendment;

WHEREAS, the Company has solicited (the “Consent Solicitation”) consents from the Holders of the Notes to effect the Proposed Amendment;

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain exceptions inapplicable hereto, the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding;

WHEREAS, the Trustee has obtained evidence reasonably satisfactory to Trustee that the Holders of a majority in principal amount of the Notes consent to the Proposed Amendment;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, in connection with the Consent Solicitation, Holders that have delivered and have not withdrawn a valid consent on a timely basis are entitled to receive a consent fee (the “Consent Fee”) with respect to the Notes in respect of which they have validly consented, payable within one business day following the expiration of the Consent Solicitation; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Trustee, the Company and each Guarantor hereby agree as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	AMENDMENT TO INDENTURE. Clause (29) of the definition of “Permitted Liens” contained in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“(29) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.09(a) hereof; provided that at the time of incurrence such Indebtedness does not exceed the maximum principal amount of Indebtedness that, as of such date, and after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom on such date, would cause the Secured Leverage Ratio of the Company to exceed to 3.5 to 1.0;”

3.	NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.	This Supplemental Indenture shall become effective and binding on the Company, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery of it by the parties to this Supplemental Indenture, and the Proposed Amendment shall become operative upon the payment of the Consent Fee to the consenting Holders in accordance with the terms and conditions of the Consent Solicitation.

5.	ORIGINAL INDENTURE AND SUPPLEMENTS AS ONE DOCUMENT. As amended and supplemented by this Supplemental Indenture and all other supplemental indentures previously executed, (collectively, the “Supplements”), the Indenture is in all respects ratified and confirmed, and the Indenture and the Supplements shall be read, taken and construed as one and the same instrument.

6.	RESPONSIBILITY OF TRUSTEE. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein; and all of the provisions contained in the Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein.

7.	REFERENCES. All references herein or in the Indenture to any Article, Section or provision of the Indenture shall be deemed to refer to such Article, Section or provision as hereby supplemented, unless in any case, the use or context otherwise requires.

8.	COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.	EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10.	SUCCESSORS. All agreements in this Supplemental Indenture shall bind the successors of each party hereto, except as otherwise provided in the Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, attested and delivered as of the date first written above.

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President

COMPANY:

ACADIA HEALTHCARE COMPANY, INC.

By:	/s/ Christopher L. Howard
Name:	Christopher L. Howard
Title:	Executive Vice President, General Counsel and Secretary

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GUARANTORS:

Abilene Behavioral Health, LLC

Abilene Holding Company, LLC

Acadia Management Company, LLC

Acadia Merger Sub, LLC

Acadiana Addiction Center, LLC

Ascent Acquisition Corporation

Ascent Acquisition Corporation - CYPDC

Ascent Acquisition Corporation - PSC

Austin Behavioral Hospital, LLC

BCA of Detroit, LLC

Behavioral Centers of America, LLC

Cascade Behavioral Hospital, LLC

Centerpointe Community Based Services, LLC

Commodore Acquisition Sub, LLC

Crossroads Regional Hospital, LLC

Delta Medical Services, LLC

Detroit Behavioral Institute, Inc.

DMC-Memphis, LLC

Generations Behavioral Health - Geneva, LLC

Greenleaf Center, LLC

Habilitation Center, Inc.

HEP BCA Holdings Corp.

Hermitage Behavioral, LLC

HMIH Cedar Crest, LLC

Kids Behavioral Health of Montana, Inc.

Lakeland Hospital Acquisition, LLC

Linden BCA Blocker Corp.

Millcreek Schools, LLC

Millcreek School of Arkansas, Inc.

Northeast Behavioral Health, LLC

Ohio Hospital for Psychiatry, LLC

Options Treatment Center Acquisition Corporation

PHC Meadowwood, LLC

PHC of Michigan, Inc.

PHC of Nevada, Inc.

PHC of Utah, Inc.

PHC of Virginia, LLC

Piney Ridge Treatment Center, LLC

Psychiatric Resource Partners, LLC

Rebound Behavioral Health, LLC

Red River Holding Company, LLC

Red River Hospital, LLC

Rehabilitation Centers, LLC

Resolute Acquisition Corporation

Riverview Behavioral Health, LLC

Riverwoods Behavioral Health, LLC

Rolling Hills Hospital, LLC

RTC Resource Acquisition Corporation

SBOF-BCA Holdings Corporation

Seven Hills Hospital, Inc.

Shaker Clinic, LLC

Sonora Behavioral Health Hospital, LLC

Southwestern Children’s Health Services, Inc.

Southwood Psychiatric Hospital, LLC

Success Acquisition, LLC

Ten Broeck Tampa, LLC

Ten Lakes Center, LLC

Texarkana Behavioral Associates, L.C.

The Refuge, A Healing Place, LLC

TK Behavioral Holding Company, LLC

TK Behavioral, LLC

Valley Behavioral Health System, LLC

Vermilion Hospital, LLC

Village Behavioral Health, LLC

Vista Behavioral Hospital, LLC

Wellplace, Inc.

Youth And Family Centered Services of New

Mexico, Inc.

By:	/s/ Christopher L. Howard
Name:	Christopher L. Howard
Title:	Vice President and Secretary